Exhibit 99.1

Expanded Frequency for RELM’s BK Radio P-25 Portable

Expanded Band Now Serves 136-174 MHz

WEST MELBOURNE, Fla, and MONTREAL, August 10, 2004 – The frequency range of the BK Radio flagship DPH digital portable radio from RELM Wireless (OTC Bulletin Board: RELM - News) has been expanded to 136-174 MHz from its previous range of 147-174 MHz.

“This is a frequency band often assigned to and favored by high-specification radio users in public safety and homeland security agencies, as well as military units,” commented RELM Wireless President and CEO David P. Storey. “This opens additional markets to RELM, and in turn we believe that our world-class RELM BK Radio digital DPH is the best choice in that market, offering practical advantages at much lower cost.”

Among the practical advantages of the DPH cited by Storey are:

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Easier to use (especially in emergencies) – streamlined user interface

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Exceptional audio quality – easier to hear and be heard

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Longer life between battery charges or disposable battery changes

“This expanded band enhances our capacity to handle customer requirements where our digital radios are most needed and wanted,” Storey continued. “For certain public safety, homeland security and military users, this is their operating frequency band, and we believe RELM Wireless has the best-engineered solution for what they need.”

The RELM BK Radio digital DPH radio meets or exceeds the specifications for compliance with the APCO Project 25 standard for public safety users. This expanded band introduction is being announced during the 70th Annual Conference and Exposition of APCO International (Association of Public-Safety Communications Officials - International) held in Montreal on August 9 through August 11, 2004.

U.S. federal and state agencies can procure digital DPH radios from RELM Wireless through several federal contracts. These now include the U. S. Department of the Interior radio contract #NBC 030003, as well as GSA Schedule #GS-35F-0133L.

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as business-band radios for use in a wide range of commercial and industrial applications. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source: RELM Wireless